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                                                 FOR IMMEDIATE RELEASE
                                                 Company contacts:
  July 14, 1997                                  Brock A. Hattox, CFO
                                                 (404) 853-1215
                                                 Chester J. Popkowski, Treasurer
                                                 (404) 853-1405


                           NATIONAL SERVICE INDUSTRIES

          NSI RECEIVES $280 MILLION; SELLS 29 TEXTILE RENTAL FACILITIES


     Atlanta, GA -- National Service Industries (NYSE: NSI) announced today that it closed the previously announced sale of 29 uniform and linen plants in its National Linen unit to G&K Services, Inc. for $280 million in cash plus the assumption of certain liabilities, subject to a post-closing adjustment. National Linen will continue to be the leading textile rental provider to the dining, healthcare and lodging industries. The final accounting for this transaction will be included in NSI's fiscal fourth quarter results.

                                      * * *

     National Service Industries, Inc., with fiscal year 1996 sales of $2.0 billion, has four business segments -- lighting equipment, textile rental, chemicals and envelopes. NSI has reported increased income and earnings per share in 33 of the last 35 years. Dividends have been increased for 35 consecutive years and paid for the past 61 years without a decrease.